Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement Nos. 333-254942 and 333-254942-01 on Form F-1 of our report dated March 26, 2021, relating to the financial statements of Brookfield Asset Management Reinsurance Partners Ltd. We also consent to the reference to us under the heading “Experts, Transfer Agent and Registrar” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

June 9, 2021